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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF XCARE.NET, INC

        SUBSIDIARIES                OWNERSHIP             JURISDICTION OF INCORPORATION
        ------------                ---------             -----------------------------
Advica Health Resources, Inc.            100%             Delaware, U.S.A.
Integrated Media, Inc.                   100%             New York, U.S.A.